Exhibit 99.1

FOR IMMEDIATE RELEASE
October 18, 2023

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, VICE CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 3RD QUARTER 2023

Earnings Summary
(in thousands except per share data)	3Q 2023	2Q 2023	3Q 2022	YTD 2023	YTD 2022
Net income	$20,628	$19,404	$19,372	$59,345	$59,371
Earnings per share	$1.15	$1.09	$1.09	$3.32	$3.33
Earnings per share - diluted	$1.15	$1.08	$1.08	$3.32	$3.33

Return on average assets	1.46%	1.41%	1.40%	1.44%	1.46%
Return on average equity	12.30%	11.72%	12.08%	12.02%	12.20%
Efficiency ratio	52.66%	53.52%	53.70%	53.82%	53.58%
Tangible common equity	10.55%	10.90%	9.93%

Dividends declared per share	$0.46	$0.44	$0.44	$1.34	$1.24
Book value per share	$36.30	$36.71	$33.66

Weighted average shares	17,893	17,884	17,841	17,882	17,832
Weighted average shares - diluted	17,904	17,890	17,857	17,892	17,844

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the third quarter 2023 of $20.6 million, or $1.15 per basic share, compared to $19.4 million, or $1.09 per basic share, earned during the second quarter 2023 and $19.4 million, or $1.09 per basic share, earned during the third quarter 2022.  Total revenue was $0.8 million above prior quarter and $0.4 million above prior year same quarter.  Net interest revenue increased $0.1 million compared to prior quarter but decreased $0.4 million compared to prior year same quarter, and noninterest income increased $0.7 million compared to prior quarter and $0.8 million compared to prior year same quarter.  Our provision for credit losses for the quarter decreased $0.1 million for the quarter and $0.5 million from prior year third quarter.  Noninterest expense decreased $0.2 million compared to prior quarter and $0.6 million compared to prior year same quarter.  Earnings for the nine months ended September 30, 2023 were $59.3 million, or $3.32 per basic share, compared to $59.4 million, or $3.33 per basic share for the nine months ended September 30, 2022.

3rd Quarter 2023 Highlights

❖
Net interest income for the quarter of $43.1 million was $0.1 million above prior quarter but $0.4 million below prior year same quarter, as our net interest margin decreased 8 basis points from prior quarter and 9 basis points from prior year same quarter.

❖	Provision for credit losses at $1.9 million for the quarter decreased $0.1 million from prior quarter and $0.5 million from prior year same quarter.

❖	Our loan portfolio at $4.0 billion increased $55.3 million, an annualized 5.6%, from June 30, 2023 and $354.4 million, or 9.8%, from September 30, 2022.

❖
We had net loan charge-offs of $1.2 million, or 0.12% of average loans annualized, for the third quarter 2023 compared to $0.7 million, or 0.07% of average loans annualized, for the second quarter 2023 and $0.3 million, or 0.04% of average loans annualized, for the quarter ended September 30, 2022.

❖
Our total nonperforming loans increased to $13.0 million at September 30, 2023 from $11.7 million at June 30, 2023 but decreased $0.7 million from the $13.7 million at September 30, 2022.  Nonperforming assets at $15.2 million increased $1.4 million from June 30, 2023 but decreased $0.4 million from September 30, 2022.

❖	Deposits, including repurchase agreements, at $4.9 billion increased $114.8 million, or an annualized 9.6%, from June 30, 2023 and $95.3 million, or 2.0% from September 30, 2022.

❖	Shareholders’ equity at $653.0 million decreased $7.1 million, or an annualized 4.3%, during the quarter but increased $50.5 million, or 8.4%, from September 30, 2022.

❖
Net unrealized losses on securities, net of deferred taxes, were $141.4 million at September 30, 2023, compared to $121.3 million at June 30, 2023 and $139.4 million at September 30, 2022.  Management has evaluated the unrealized losses and determined that they were primarily driven by market rates.  Management has the ability and intent to hold these securities to recovery or maturity.

❖	Noninterest income for the quarter ended September 30, 2023 of $15.5 million was $0.7 million, or 5.0%, above prior quarter and $0.8 million, or 5.6%, above prior year same quarter.

❖	Noninterest expense for the quarter ended September 30, 2023 of $30.8 million was $0.2 million, or 0.6%, below prior quarter and $0.6 million, or 2.0%, below prior year same quarter.

Net Interest Income

				Percent Change
				3Q 2023 Compared to:
($ in thousands)	3Q 2023	2Q 2023	3Q 2022	2Q 2023	3Q 2022	YTD 2023	YTD 2022	Percent Change
Components of net interest income:
Income on earning assets	$69,499	$64,827	$51,405	7.2%	35.2%	$195,321	$140,284	39.2%
Expense on interest bearing liabilities	26,359	21,748	7,869	21.2%	234.9%	65,186	15,926	309.3%
Net interest income	43,140	43,079	43,536	0.1%	(0.9%)	130,135	124,358	4.6%
TEQ	298	298	240	0.0%	24.1%	894	707	26.4%
Net interest income, tax equivalent	$43,438	$43,377	$43,776	0.1%	(0.8%)	$131,029	$125,065	4.8%

Average yield and rates paid:
Earning assets yield	5.25%	5.03%	3.97%	4.3%	32.3%	5.05%	3.66%	37.8%
Rate paid on interest bearing liabilities	2.93%	2.54%	0.93%	15.4%	215.4%	2.52%	0.63%	298.1%
Gross interest margin	2.32%	2.49%	3.04%	(7.0%)	(23.7%)	2.53%	3.03%	(16.7%)
Net interest margin	3.27%	3.35%	3.36%	(2.5%)	(2.9%)	3.37%	3.25%	3.7%

Average balances:
Investment securities	$1,178,707	$1,230,556	$1,380,881	(4.2%)	(14.6%)	$1,220,135	$1,438,769	(15.2%)
Loans	$3,952,096	$3,836,446	$3,568,174	3.0%	10.8%	$3,843,441	$3,516,114	9.3%
Earning assets	$5,274,542	$5,189,716	$5,163,624	1.6%	2.1%	$5,199,072	$5,146,251	1.0%
Interest-bearing liabilities	$3,567,343	$3,435,072	$3,359,242	3.9%	6.2%	$3,455,666	$3,361,097	2.8%

Net interest income for the quarter of $43.1 million was $0.1 million above prior quarter but $0.4 million below prior year same quarter.  Our net interest margin, on a fully tax equivalent basis, at 3.27% decreased 8 basis points from prior quarter and 9 basis points from prior year same quarter.  Our average earning assets increased $84.8 million from prior quarter and $110.9 million from prior year same quarter.  Our yield on average earning assets increased 22 basis points from prior quarter and 128 basis points from prior year same quarter, and our cost of funds increased 39 basis points from prior quarter and 200 basis points from prior year same quarter.  Our net interest income for the nine months ended September 30, 2023 was $130.1 million compared to $124.4 million for the nine months ended September 30, 2022.

Our ratio of average loans to deposits, including repurchase agreements, was 83.2% for the quarter ended September 30, 2023 compared to 81.2% for the quarter ended June 30, 2023 and 75.4% for the quarter ended September 30, 2022.

Noninterest Income

				Percent Change
				3Q 2023 Compared to:
($ in thousands)	3Q 2023	2Q 2023	3Q 2022	2Q 2023	3Q 2022	YTD 2023	YTD 2022	Percent Change
Deposit related fees	$7,823	$7,513	$7,629	4.1%	2.5%	$22,623	$21,638	4.6%
Trust revenue	3,277	3,351	2,989	(2.2%)	9.6%	9,707	9,435	2.9%
Gains on sales of loans	105	115	235	(8.8%)	(55.3%)	341	1,351	(74.7%)
Loan related fees	1,283	1,197	1,589	7.2%	(19.3%)	3,325	5,066	(34.4%)
Bank owned life insurance revenue	1,108	735	743	50.7%	49.1%	2,701	2,136	26.5%
Brokerage revenue	452	388	453	16.5%	(0.2%)	1,188	1,502	(20.9%)
Other	1,448	1,457	1,041	(0.6%)	39.1%	4,049	3,017	34.2%
Total noninterest income	$15,496	$14,756	$14,679	5.0%	5.6%	$43,934	$44,145	(0.5%)

Noninterest income for the quarter ended September 30, 2023 of $15.5 million was $0.7 million, or 5.0%, above prior quarter and $0.8 million, or 5.6%, above prior year same quarter.  The quarter over quarter increase included a $0.3 million increase in deposit related fees, a $0.2 million increase in securities gains, and a $0.4 million increase in bank owned life insurance. The year over year increase included a $0.2 million increase in deposit related fees, a $0.3 million increase in trust revenue, a $0.5 million increase in securities gains, and a $0.4 million increase in bank owned life insurance partially offset by a $0.1 million decline in gains on sales of loans and a $0.3 million decline in loan related fees resulting from the fluctuation in the fair market value of our mortgage servicing rights.  Noninterest income for the first nine months of 2023 was $43.9 million compared to $44.1 million for the nine months ended September 30, 2022.

Noninterest Expense

				Percent Change
				3Q 2023 Compared to:
($ in thousands)	3Q 2023	2Q 2023	3Q 2022	2Q 2023	3Q 2022	YTD 2023	YTD 2022	Percent Change
Salaries	$12,755	$12,732	$12,537	0.2%	1.7%	$38,120	$36,495	4.5%
Employee benefits	5,298	5,573	6,009	(4.9%)	(11.8%)	17,146	18,123	(5.4%)
Net occupancy and equipment	2,875	2,895	2,897	(0.7%)	(0.8%)	8,798	8,507	3.4%
Data processing	2,410	2,383	2,270	1.1%	6.2%	7,096	6,566	8.1%
Legal and professional fees	722	912	752	(20.8%)	(3.9%)	2,450	2,503	(2.1%)
Advertising and marketing	767	704	768	9.0%	(0.1%)	2,291	2,180	5.1%
Taxes other than property and payroll	420	433	422	(3.1%)	(0.4%)	1,285	1,274	0.9%
Net other real estate owned expense	165	61	42	169.9%	292.9%	345	438	(21.2%)
Other	5,435	5,332	5,778	1.9%	(5.9%)	16,231	14,726	10.2%
Total noninterest expense	$30,847	$31,025	$31,475	(0.6%)	(2.0%)	$93,762	$90,812	3.2%

Noninterest expense for the quarter ended September 30, 2023 of $30.8 million was $0.2 million, or 0.6%, below prior quarter and $0.6 million, or 2.0%, below prior year same quarter.  The decrease in noninterest expense quarter over quarter included a $0.3 million decrease in personnel expense.  The decrease in personnel expense included a $0.7 million decrease in group medical and life insurance partially offset by a $0.4 million increase in bonuses and incentives.  The decrease year over year was primarily a decrease in personnel costs of $0.5 million which included a $0.6 million decrease in bonuses and incentives, and a $0.1 million decrease in group medical and life insurance, partially offset by a $0.2 million increase in salary expense.  Noninterest expense for the first nine months of 2023 was $93.8 million compared to $90.8 million for the nine months ended September 30, 2022.

Balance Sheet Review

Total Loans
				Percent Change
				3Q 2023 Compared to:
($ in thousands)	3Q 2023	2Q 2023	3Q 2022	2Q 2023	3Q 2022
Commercial nonresidential real estate	$788,287	$787,598	$756,138	0.1%	4.3%
Commercial residential real estate	404,779	393,309	359,643	2.9%	12.6%
Hotel/motel	386,067	372,981	335,253	3.5%	15.2%
Other commercial	377,449	396,741	385,356	(4.9%)	(2.1%)
Total commercial	1,956,582	1,950,629	1,836,390	0.3%	6.5%

Residential mortgage	916,580	883,104	814,944	3.8%	12.5%
Home equity loans/lines	139,085	132,033	115,400	5.3%	20.5%
Total residential	1,055,665	1,015,137	930,344	4.0%	13.5%

Consumer indirect	812,060	806,081	703,016	0.7%	15.5%
Consumer direct	160,712	157,848	160,866	1.8%	(0.1%)
Total consumer	972,772	963,929	863,882	0.9%	12.6%

Total loans	$3,985,019	$3,929,695	$3,630,616	1.4%	9.8%

Total Deposits and Repurchase Agreements
				Percent Change
				3Q 2023 Compared to:
($ in thousands)	3Q 2023	2Q 2023	3Q 2022	2Q 2023	3Q 2022
Non-interest bearing deposits	$1,314,189	$1,361,078	$1,481,078	(3.4%)	(11.3%)
Interest bearing deposits
Interest checking	125,107	142,542	100,680	(12.2%)	24.3%
Money market savings	1,412,679	1,389,081	1,268,682	1.7%	11.4%
Savings accounts	556,820	611,772	683,697	(9.0%)	(18.6%)
Time deposits	1,219,097	1,012,187	1,000,931	20.4%	21.8%
Repurchase agreements	232,577	229,020	230,123	1.6%	1.1%
Total interest bearing deposits and repurchase agreements	3,546,280	3,384,602	3,284,113	4.8%	8.0%
Total deposits and repurchase agreements	$4,860,469	$4,745,680	$4,765,191	2.4%	2.0%

CTBI’s total assets at $5.6 billion as of September 30, 2023 increased $114.1 million, or 8.2% annualized, from June 30 2023 and $160.6 million, or 2.9%, from September 30, 2022.  Loans outstanding at September 30, 2023 were $4.0 billion, an increase of $55.3 million, an annualized 5.6%, from June 30, 2023 and $354.4 million, or 9.8%, from September 30, 2022.  The increase in loans from prior quarter included a $6.0 million increase in the commercial loan portfolio, a $40.5 million increase in the residential loan portfolio, a $6.0 million increase in the indirect consumer loan portfolio, and a $2.8 million increase in the consumer direct loan portfolio.  CTBI’s investment portfolio decreased $65.0 million, or an annualized 21.4%, from June 30, 2023 and $161.8 million, or 12.4%, from September 30, 2022.  Deposits in other banks increased $92.3 million from prior quarter but decreased $49.1 million from September 30, 2022.  Deposits, including repurchase agreements, at $4.9 billion increased $114.8 million, or an annualized 9.6%, from June 30, 2023 and $95.3 million, or 2.0%, from September 30, 2022.

Shareholders’ equity at $653.0 million decreased $7.0 million, or an annualized 4.3%, during the quarter but increased $50.5 million, or 8.4%, from September 30, 2022, as unrealized losses on our securities portfolio continue to impact equity.  Net unrealized losses on securities, net of deferred taxes, were $141.4 million at September 30, 2023, compared to $121.3 million at June 30, 2023 and $139.4 million at September 30, 2022.  Management has evaluated the unrealized losses and determined that they were primarily driven by market rates.  Management has the ability and intent to hold these securities to recovery or maturity.  CTBI’s annualized dividend yield to shareholders as of September 30, 2023 was 5.37%.

Asset Quality

Our total nonperforming loans increased to $13.0 million at September 30, 2023 from $11.7 million at June 30, 2023 but decreased $0.7 million from the $13.7 million at September 30, 2022.  Prior year nonperforming loans, as previously reported, exclude troubled debt restructurings which have been eliminated in the current period due to implementation of Accounting Standard Update 2022-02.  Accruing loans 90+ days past due at $8.1 million increased $1.7 million from prior quarter and $2.5 million from September 30, 2022.  Nonaccrual loans at $4.9 million decreased $0.4 million from prior quarter and $3.2 million from September 30, 2022.  Accruing loans 30-89 days past due at $12.1 million decreased $0.1 million from prior quarter and were relatively flat to September 30, 2022.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Our level of foreclosed properties was $2.2 million at September 30, 2023 compared to $2.0 million at June 30, 2023 and $1.9 million at September 30, 2022.  Sales of foreclosed properties for the quarter ended September 30, 2023 totaled $0.1 million while new foreclosed properties totaled $0.3 million.  At September 30, 2023, the book value of properties under contracts to sell was $0.8 million; however, the closings had not occurred at quarter-end.

We had net loan charge-offs of $1.2 million, or 0.12% of average loans annualized, for the third quarter 2023 compared to $0.7 million, or 0.07% of average loans annualized, for the second quarter 2023 and $0.3 million, or 0.04% of average loans annualized, for the quarter ended September 30, 2022.  Net charge-offs for the nine months ended September 30, 2023 were $2.3 million, or 0.08% of average loans annualized compared to $0.7 million, or 0.03% of average loans annualized, for the nine months ended September 30, 2022.

Allowance for Credit Losses

Our provision for credit losses for the quarter decreased $0.1 million from prior quarter and $0.5 million from prior year same quarter.  Our reserve coverage (allowance for credit losses to nonperforming loans) at September 30, 2023 was 375.2% compared to 408.9% at June 30, 2023 and 324.5% at September 30, 2022.  Our credit loss reserve as a percentage of total loans outstanding at September 30, 2023 remained at 1.22% from June 30, 2023 and September 30, 2022.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of the COVID-19 pandemic on our business operations and credit quality and on general economic and financial market conditions, as well as our ability to respond to the related challenges; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.6 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2023
(in thousands except per share data and # of employees)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Interest income	$69,499	$64,827	$51,405	$195,321	$140,284
Interest expense	26,359	21,748	7,869	65,186	15,926
Net interest income	43,140	43,079	43,536	130,135	124,358
Loan loss provision	1,871	2,009	2,414	4,996	3,366

Gains on sales of loans	105	115	235	341	1,351
Deposit related fees	7,823	7,513	7,629	22,623	21,638
Trust revenue	3,277	3,351	2,989	9,707	9,435
Loan related fees	1,283	1,197	1,589	3,325	5,066
Securities gains (losses)	355	165	(159)	738	(285)
Other noninterest income	2,653	2,415	2,396	7,200	6,940
Total noninterest income	15,496	14,756	14,679	43,934	44,145

Personnel expense	18,053	18,305	18,546	55,266	54,618
Occupancy and equipment	2,875	2,895	2,897	8,798	8,507
Data processing expense	2,410	2,383	2,270	7,096	6,566
FDIC insurance premiums	612	610	360	1,828	1,073
Other noninterest expense	6,897	6,832	7,402	20,774	20,048
Total noninterest expense	30,847	31,025	31,475	93,762	90,812

Net income before taxes	25,918	24,801	24,326	75,311	74,325
Income taxes	5,290	5,397	4,954	15,966	14,954
Net income	$20,628	$19,404	$19,372	$59,345	$59,371

Memo: TEQ interest income	$69,797	$65,125	$51,645	$196,215	$140,991

Average shares outstanding	17,893	17,884	17,841	17,882	17,832
Diluted average shares outstanding	17,904	17,890	17,857	17,892	17,844
Basic earnings per share	$1.15	$1.09	$1.09	$3.32	$3.33
Diluted earnings per share	$1.15	$1.08	$1.08	$3.32	$3.33
Dividends per share	$0.46	$0.44	$0.44	$1.34	$1.24

Average balances:
Loans	$3,952,096	$3,836,446	$3,568,174	$3,843,441	$3,516,114
Earning assets	5,274,542	5,189,716	5,163,624	5,199,072	5,146,251
Total assets	5,603,586	5,509,776	5,477,596	5,524,343	5,447,439
Deposits, including repurchase agreements	4,750,448	4,727,386	4,733,393	4,722,207	4,691,322
Interest bearing liabilities	3,567,343	3,435,072	3,359,242	3,455,666	3,361,097
Shareholders' equity	665,129	663,896	636,038	660,063	650,877

Performance ratios:
Return on average assets	1.46%	1.41%	1.40%	1.44%	1.46%
Return on average equity	12.30%	11.72%	12.08%	12.02%	12.20%
Yield on average earning assets (tax equivalent)	5.25%	5.03%	3.97%	5.05%	3.66%
Cost of interest bearing funds (tax equivalent)	2.93%	2.54%	0.93%	2.52%	0.63%
Net interest margin (tax equivalent)	3.27%	3.35%	3.36%	3.37%	3.25%
Efficiency ratio (tax equivalent)	52.66%	53.52%	53.70%	53.82%	53.58%

Loan charge-offs	$2,012	$1,953	$1,203	$5,730	$3,351
Recoveries	(842)	(1,279)	(878)	(3,472)	(2,662)
Net charge-offs	$1,170	$674	$325	$2,258	$689

Market Price:
High	$39.86	$40.30	$45.37	$47.35	$46.30
Low	$33.48	$32.68	$39.65	$32.68	$39.10
Close	$34.26	$35.57	$40.55	$34.26	$40.55

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2023
(in thousands except per share data and # of employees)
	As of	As of	As of
	September 30, 2023	June 30, 2023	September 30, 2022
Assets:
Loans	$3,985,019	$3,929,695	$3,630,616
Loan loss reserve	(48,719)	(48,018)	(44,433)
Net loans	3,936,300	3,881,677	3,586,183
Loans held for sale	-	238	1,043
Securities AFS	1,135,878	1,201,253	1,298,592
Equity securities at fair value	2,900	2,545	1,969
Other equity investments	12,557	11,432	11,563
Other earning assets	152,064	62,726	201,196
Cash and due from banks	69,291	48,915	60,527
Premises and equipment	44,962	42,911	41,593
Right of use asset	16,100	16,678	12,131
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	199,390	186,933	194,051
Total Assets	$5,634,932	$5,520,798	$5,474,338

Liabilities and Equity:
Interest bearing checking	$125,107	$142,542	$100,680
Savings deposits	1,969,499	2,000,853	1,952,379
CD's >=$100,000	666,808	538,492	537,233
Other time deposits	552,289	473,695	463,698
Total interest bearing deposits	3,313,703	3,155,582	3,053,990
Noninterest bearing deposits	1,314,189	1,361,078	1,481,078
Total deposits	4,627,892	4,516,660	4,535,068
Repurchase agreements	232,577	229,020	230,123
Other interest bearing liabilities	65,136	65,195	58,701
Lease liability	16,801	17,317	12,636
Other noninterest bearing liabilities	39,492	32,481	35,250
Total liabilities	4,981,898	4,860,673	4,871,778
Shareholders' equity	653,034	660,125	602,560
Total Liabilities and Equity	$5,634,932	$5,520,798	$5,474,338

Ending shares outstanding	17,991	17,984	17,901

30 - 89 days past due loans	$12,098	$12,158	$12,058
90 days past due loans	8,069	6,399	5,554
Nonaccrual loans	4,916	5,345	8,138
Foreclosed properties	2,175	2,047	1,864

Community bank leverage ratio	13.78%	13.82%	13.24%
Tangible equity to tangible assets ratio	10.55%	10.90%	9.93%
FTE employees	951	975	964